Exhibit  10.1

BUSINESS  LEASE


THIS AGREEMENT, entered into this 25th day of AUGUST, 2004, between INVESTMENTS LIMITED, property owner and licensed real estate broker, hereinafter Lessor or Landlord, party of the first part and SCOTT GALLAGHER AND FTS GROUP, INC. A NEVADA INCORPORATED CORPORATION, operating in the County of HILLSBOROUGH and the State of FLORIDA, hereinafter called the Lessee or Tenant, party of the second part:

WITNESSETH, That the said Lessor does hereby lease unto said Lessee, and said Lessee does hereby hire and take as Lessee under said Lessor, property located at 7610 WEST HILLSBOROUGH AVENUE, TAMPA_, Florida, 33615 to be used and occupied by the Lessee as a RETAIL AND OFFICE USE FOR WIRELESS BUSINESS and for no other purpose whatsoever without the prior written consent of the Lessor, for the term of THREE (_3_) years beginning on the 1ST day of SEPTEMBER, 2004, and ending the 30TH day of AUGUST, 2007, and payable as follows:

BASE  RENT:
$3,000.00/MO
CAMS  YEAR  ONE:  $370.00/MO

First month's rent, last month's rent and a security deposit equal to one month's rent shall be paid to Lessor prior to occupancy. In addition to monthly rent and proportionate expenses set forth in Clause 12, Lessee shall pay to Lessor applicable state sales tax. All monies due herein, whether designated as rent, deposits, sales tax, common area maintenance charges, late fees, transfer fees, bank charges for insufficient funds, or proper monies owed on account, shall be deemed and considered as "additional rent" at the time same becomes due. All payments must be made to the Lessor on the first day of each and every month in advance without demand, setoff, holdback or deduction, at the office of: INVESTMENTS LIMITED, 215 North Federal Highway, Suite 1, Boca Raton, Florida, 33432, (561) 392-8920 or to such other person as the Lessor may from time to time designate in writing. Lessee shall provide Lessor with a major credit card at execution of this Lease. Lessee authorizes Lessor to charge rent and additional rent to the credit card, with no further notice to Lessee, after same has become fourteen calendar days late. In the event the commencement date of this Lease is a date other than the first day of a month, all rent and additional rent shall be prorated and paid in advance so that all future rental payments shall be due and payable on the first day of each successive month. It is understood and agreed between the parties hereto that time is of the essence of this Lease, and this applies to all terms and conditions contained herein. The following express stipulations and conditions are made a part of this Lease and are hereby assented to by the Lessee:

1. The Lessee shall not assign this Lease, sublet the premises, or any part thereof, or use the same for any other purpose than above, nor make any alterations, nor permit the same, without the prior written consent of the Lessor. All additions, fixtures or improvements which may be made by the Lessee, except moveable office furniture, shall become the property of the Lessor and remain upon the premises as part thereof, and be surrendered with the premises at the termination of this Lease. Any assignment or subletting of the premises shall not release the assignor or sub-lessor of any of the obligations of this Lease. In the event of a sublease of the premises, any increase in rental as between sub-lessor and sub-lessee shall revert to and belong to Lessor and shall be payable as additional rent to this Lease. Any assignment, subletting or change of tenancy is subject to payment to Lessor of a change of tenancy fee equal to one month's full rent, payable at the time of Lessor's consent to assignment. Such assignment shall not be unreasonably withheld.

2. The Lessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus applicable to said premises, for any purpose whatsoever, including but not limited to licensing, signage, installation maintenance and repair of back-flow prevention devices and grease traps, when applicable, construction and the correction, prevention and abatement of nuisances or other grievances in, upon or connected with the said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations for the prevention of fires, at Lessee's own cost and expense. Any fine or penalty assessed or lien imposed against the owner or the property as a direct result of Tenant's failure to comply with the provisions of this paragraph shall be charged to Tenant as additional rent.

3. In the event the premises shall be destroyed or so damaged by fire or other casualty during the life of this Lease, whereby the same shall be rendered untenantable, then the Lessor shall have the right to render said premises tenantable by repairs within ninety days from the date of said untenantability. If said premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation, the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

4. The prompt payment of rent for said premises as provided for herein, the names, and the faithful observance of the rules and regulations printed upon this Lease, all of which are hereby made a part of this covenant, and of such other and further rules or regulations as may be hereafter made by the Lessor are the conditions upon which the Lease is made and accepted and the Lessee hereby expressly waives any statutory right, if any, to interest on prepaid deposits, or Lessor's requirement to segregate funds, and expressly acknowledges that Lessor may commingle and utilize prepaid deposits during the term of this Lease and any extensions thereof.

5. In the event this Lease is for a period exceeding one year, upon each lease anniversary, the base rental shall increase by the then Consumer Price Index, but in no event less than five percent per annum, unless a greater increase is specified herein.

6. Lessee agrees to provide Lessor with written notice sixty days prior to the termination date of this Lease of its intent to either renew or vacate at the end of the lease term. If Lessee vacates the premises without providing proper written notice Lessee forfeits all security deposits and last month's rent in addition to any other claims Lessor has against Lessee. If Lessee does not provide Lessor with proper written notice of intent to stay or vacate, and remains in possession of the premises, then the lease will be automatically extended on a month to month basis and the rental rate for said tenancy shall be double rent.

7. If the Lessee shall abandon or vacate said premises before the end of the term of this Lease, or shall suffer the rent to be in arrears, the Lessor may, at its option, forthwith cancel this Lease or he may enter said premises as the agent of the Lessee, by force or otherwise, without being liable in any way therefore, and re-let the premises with or without any furniture that may be therein, as the agent of the Lessee, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent thereof, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Lessor over and above the expenses to Lessor in such re-letting, the said Lessee shall pay any deficiency. Any such retaking of possession shall not constitute a rescission of the Lease, by either party or a surrendering of the leasehold estate by Lessee.

8. It is hereby agreed between the Lessor and Lessee that the premises herein mentioned are demised for the whole term with the whole amount of the rent herein reserved due and payable at the time of the making of Lease, and that the payment of rent in installments is for the convenience of the Lessee only, and in the event of default of any installment of rent, then the whole of the rent reserved for the period then remaining unpaid, shall, at the Lessor's option, at once become accelerated, due and payable. In the event that any default occurs by the Lessee, whether monetary or non-monetary, the Lessee agrees to pay the cost of collection or compliance, including, but not limited to reasonable attorney's fees whether suit be filed or not. To the extent permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or any action or proceeding brought in connection with any transaction between the parties hereto.

10. In the event Lessee fails to occupy the premises or otherwise defaults in performance of this Lease, Lessor may, at Lessor's option, retain any and all prepaid deposits as liquidated damages, in addition to any other remedies afforded Lessor, pursuant to the Lease or Florida law. The lease term shall begin upon the lease commencement date as set forth in this lease or when Lessor delivers possession of same, whichever occurs sooner, without rent offset, deduction or any other liability to Lessor. Notwithstanding the foregoing, upon breach, abandonment or renunciation of this Lease by Lessee, in addition to any and all legal remedies Lessor may declare the entire balance of the rent due and payable and may collect same by distress or otherwise.

11. The Lessee agrees that he will pay all charges for gas, electricity, or other illumination, and for all water used on said premises. Any failure by Lessee to pay said charges within five days after same shall become due, at the option of Lessor the Lessor may, consider the Lessee to be in default and declare the entire rent due under the terms of this Lease at once due and payable and may forthwith be collected by distress or otherwise. Lessee covenants not to overload the electrical wiring servicing the leased premises. Any retail food facility shall provide for and pay for its own refuse collection.

12. Lessee agrees to pay for his proportionate share of all annual common area expenses (CAMS) connected with the operation of the entire property of which the demised premises are a part, including, but not limited to, real estate taxes, water, management, administration, governmental assessments, insurance and maintenance, to be paid in equal monthly installments. Said sums are hereby designated as "additional rent" and shall be adjusted effective as of January 1st of each calendar year. All specifications, facts and square footages are approximations only.

13. The said Lessee hereby pledges and assigns to the Lessor all the furniture, fixtures, goods and chattels of said Lessee, which shall or may be brought or put on said premises, as security for the payment of the rent and additional rent herein reserved, and the Lessee agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of said Lessor. Lessee hereby authorizes Lessor to file a UCC-1 financing statement evidencing the security interest of Lessor as contained herein, with or without the signature of Lessee as debtor. Lessee expressly waives the requirement under section
83.12 of the Florida Statutes that the Plaintiff in Distress for Rent action files a bond, it being understood that no bond shall be required in such action.

14. In addition to the stated rent and additional rent designated under this lease and any extension or renewal the Lessee shall pay to Lessor, as percentage rent, the amount by which eight percent of Lessee's gross sales exceeds base rent. Lessee shall furnish a record of Lessee's gross sales to Lessor each month no later than the tenth of each following month. Percentage Rent shall be paid quarterly no later than the twenty day after the close of each Quarterly Period, as additional rent hereunder.

15. It is hereby agreed and understood between Lessor and Lessee that in the event the Lessor decides to remodel, alter, or demolish all or any part of the premises leased hereunder, or in the event of the sale or long-term lease, of all or any part of the property requiring this space, the Lessee hereby agrees to vacating same upon receipt of sixty days written notice, and the Lessor will return any advance rental paid on account of this Lease, less any monies owed to Lessor.

16. The Lessor, or any of his agents, shall have the right to enter said premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation of said building, or to exhibit said premises, and to put or keep upon the doors or window thereof a notice "FOR RENT", or similar notice at any time within sixty days before the expiration of this Lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this Lease, or to the rules and regulations of this building, or of any governmental authority. In the event Lessee changes the locks to the premises, Lessee agrees to promptly provide Lessor with a key. Unless otherwise provided for, Lessee agrees that it and its employees shall not park their personal vehicles in the parking area of the center of which the demised premises is a part, but shall reserve same for customer parking. Lessee, at its own expense shall maintain an annual service contract for the air conditioning unit and shall immediately provide a copy to Lessor. Lessee shall provide a copy of said service contract to Lessor within thirty days of Lease commencement. Failure to timely provide such service contract is deemed a default under the lease.

17. Lessee hereby acknowledges and agrees that it has carefully inspected the premises and all improvements therein, and that he is fully satisfied with the size of the space and the physical condition thereof, and accepts the premises in its "as is" condition. In leasing the Premises, Lessee expressly acknowledges and agrees that, except as, and only to the extent specifically set forth in this Lease, and notwithstanding anything to the contrary contained in this Lease or in any rider, schedule or exhibit referred to in the body of this Lease and attached hereto, neither Lessor nor any broker or any representatives, agents, employees or attorneys of Lessor previously made, and do not now make, and that he is not relying upon, any oral or written, express or implied, warranties, guarantees, representations, agreements, covenants, broker information or listings, or other statements (express or implied) as to (a) the physical condition of the Premises or any improvement thereon, or of any other property included in this Lease, including, but not limited to, store front, show windows, doors, windows, plate and window glass, floor covering, electrical, plumbing, heating, air cooling, dehumidification, sewage disposal, water supply, roof, foundation, walls (interior and exterior), soils and geology, size of Premises, appliances, utility fixtures, equipment, parking, and any other appurtenances relating thereto, or (b) the suitability, habitability, merchantability, fitness or legality of the Premises or its improvements for any particular purposes, or (c) as to the status of any termite or other insect or pest infestation, or water flow rate or quality, or (d) the presence or absence of any contamination of the Premises by hazardous materials as defined by any local, state or federal law, rule or regulation adopted and publications promulgated pursuant thereto, or (e) the expenses, taxation, operation or maintenance of the Premises, or (f) as to the character, quantity, quality, value, use or condition of the Premises and articles of personal property, utilities and equipment agreed to be leased with the Premises, or any other matter related thereto, or (g) that the improvements are structurally sound or in compliance with any city, county, state or federal statute, code, ordinance, law, rule or regulation affecting the Premises.

Lessee agrees, at its sole cost and expense, to repair or replace, as necessary, and maintain in good and operational order and condition, the roof above the demised premises, the interior portions of the premises, including but not limited to the store front, show windows, doors, windows, plate and window glass, floor covering, plumbing, heating, air conditioning system(s) and ducts, electrical, sewage system facilities and appliances. Lessee shall be solely responsible for the cost of and repair to any signage on the premises, including but not limited to store front, soffit or pylon signage that reflects Lessee's name, logo or signature. Lessee shall be solely responsible for the purchase, installation and storage of hurricane shutters, at its sole cost and expense.

Lessee hereby covenants not to hold Lessor responsible or liable for and completely indemnifies Lessor for any damages by abatement of rent or otherwise for injury to property or person, including but not limited to, the building or any part thereof or any appurtenances thereof being out of repair, or due to the happening of any accident (including, but not limited to any negligent or intentional acts on Lessor's part) especially but not exclusively any damage caused by water, windstorm, tornado, gas, steam, electric wiring, sprinkler system, plumbing or heating/cooling apparatus or any other act or occurrence whatsoever.

The Lessee agrees to provide, during the term of this Lease, insurance against loss or damage to the plate glass, fire insurance, and to provide public liability insurance in the minimum amount of $300,000.00. Any such policy shall name Lessor as a first named additional insured. It is further agreed that the Lessee will indemnify and hold harmless the Lessor for any damages, claims or injuries, including attorney fees, made by any person arising out of the operation by the Lessee of the Leased premises or common areas. Lessee shall provide a copy of said policies to Lessor within thirty days of Lease commencement. Failure to timely provide such policy is deemed a default under the lease.

19. If the Lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the Lessee, before the end of said term, the Lessor is hereby irrevocably authorized, at its option, to forthwith cancel this Lease, as a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity. A receiver, trustee or other judicial officer shall never have any right, title or interest in or to the above described property by virtue of this Lease. Lessee acknowledges that this Lease may be terminated by the Lessor at his sole option, at any time upon sixty days advance written notice to Lessee.

20. It is understood and agreed between the parties hereto that written notice mailed or delivered to the premises leased hereunder shall constitute sufficient notice to the Lessee, to comply with the terms of this Lease.

21. The rights of the Lessor under the foregoing shall be cumulative, and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate as a waiver of any of the said rights. Any monies owed to Lessor pursuant to any prior lease between the parties, if any, for this or any other property, shall remain due and owing, and the same are hereby designated as "additional rent" hereunder.


22. It is further understood and agreed between the parties hereto that any charges against the Lessee by the Lessor for services or for work done on the premises by order of the Lessee or otherwise accruing under this Lease shall be considered as rent due and shall be included in any lien for rent due and unpaid. Lessee shall be liable for any damage to the building, the demised premises or any adjacent occupant, caused by work performed by Lessee, its agents or employees for the benefit of Lessee at the premises. The cost of repair of such damage shall be chargeable to Lessee as additional rent.

23. It is hereby understood that any signs or advertising to be used, including awnings, in connection with the premises leased hereunder shall be first submitted to the Lessor for approval before installation of same, and that any cost of same shall be borne by the Lessee. Lessee hereby agrees to comply with any sign ordinance imposed by the governing municipality. If uniform sign criteria are in place for the center in which the premises is a part, Lessee shall comply with same. For the purposes of promoting the Shopping Center, if any, on which the leased premises exists, Lessee agrees to pay an assessment of $.08 per square foot of rented space per month. Said assessment shall be deemed additional rent hereunder. If not paid by Lessee, Lessor may advance such sums and collect same bearing interest at the highest rate permitted by law, with said interest also being deemed additional rent.

24 If any and all of the demised premises, in its entirety, is acquired by or under the threat of eminent domain for any public of quasi public use or purpose, then this Lease will terminate as of the earlier of the date of possession of said premises by the condemning authority or the date of the transfer of title. If ten percent or more of Lessee's bay shall be acquired by or under the threat of eminent domain, then Lessor or Lessee may terminate this Lease by giving the other party sixty days notice from the date of transfer of title. Under no circumstances shall there be any abatement of rent, if part of the demised premises are acquired by or under the threat of eminent domain. If the demised premises or any part thereof is acquired, Lessor reserves unto itself, and Lessee hereby assigns to Lessor, all rights to damages or compensation occurring on account of any such taking or condemnation, including damages to Lessee's business. Lessee shall execute such instruments, including subordinations, as may be required by Lessor or to undertake such other steps as may be requested to join with Lessor in any petition for the recovery of damages and to turn over to Lessor any such damages that may be received in any such proceeding. If Lessee fails to execute such document as requested, as herein stated then, and in such event, Lessor shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Lessee to execute such instruments and undertake such steps as herein stated in and on behalf of Lessee.

25. Lessee acknowledges that rental installments are due and payable on the first of each month, and that ten percent late fee will be charged for all rents received after the fifth of the month, due and payable automatically as additional rent, without the necessity of notice to Lessee of such charge. Lessee acknowledges that a fee equal to five percent of the amount of the check shall be charged on all returned checks, as an administrative fee, and shall be payable as "additional rent".

26. Lessee hereby acknowledges that this Lease does not create any property rights in the Lessee and Lessee's rights pursuant to this Lease is now, and shall continue to be, subordinate to any financing that the Lessor may have on the real property or which may be placed on the property during the term of this Lease or any extensions. Lessee agrees to execute any documents, as requested by the Lessor or financial institution, confirming the subordination of the Lease, and further agrees to provide lease estoppel information to Lessor or lender, when requested. In the event the Lessee fails to execute documents when requested, Lessee hereby grants Lessor a power of attorney to execute those documents on behalf of said Lessee.

27. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions hereof or portions of provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision or portion is omitted.

28. The parties hereto expressly acknowledge that this Lease does not constitute a joint venture, partnership or other such relationship between Lessor and Lessee.

29. The individuals, whether signing in corporate, partner or individual capacity, whose signatures appear below, jointly and severally, personally and individually guarantee all of the obligations of Lessee due pursuant to this Lease, monetary and non-monetary. This guarantee shall be unconditional and shall apply to the initial terms as well as any options, renewals or extensions. This Lease shall bind the Lessee and its or their respective heirs, successors, administrators, legal representatives, executors and assigns.

30. The parties hereby acknowledge that each and every promise, covenant and condition contained herein was bargained for, provided for, and agreed upon based on good and valuable consideration. It is understood and agreed that this written Lease (including any riders, schedules or exhibits referred to in the body of this Lease and attached hereto) constitutes the entire agreement between the parties hereto, and that no oral statement or promises, and no understanding not embodied in this writing, shall be valid or binding.

31. Term "default" as used in the context of Lessee's obligations hereunder shall be deemed to include, but not be limited to, any and all instances in which Lessee has failed to make timely payment of rent (i.e., more than five days after the rent is due hereunder). In case of any default, by Lessee in the terms of this Lease, Lessee shall forfeit all options and privileges hereunder forever.



32. In addition to a default under this Lease, a default of any lease, which Lessee is a party to, non-residential or residential, shall be deemed a default under each and every lease, which Lessee is a party to.

IN WITNESS WHEREOF, the parties have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

Signed,  sealed  and  delivered  in  the  presence  of:

Lessee:
FOR  FTS  GROUP,  INC.
/S/  SCOTT  GALLAGHER

Lessor:
INVESTMENTS  LIMITED,  LLC
/S/  Chris  Gannon


ADDENDUM  TO  BUSINESS  LEASE

This Addendum is part of that Building Lease entered into between INVESTMENTS LIMITED ("Lessor") and SCOTT GALLAGHER AND FTS GROUP, INC. A NEVADA INCORPORATED CORPORATION, a Florida incorporated Company ("Lessee") for the Lease of the property located at 7610 WEST HILLSBOROUGH AVENUE, TAMPA_, Florida, _33615_ (the "Property").

ADDENDUM. In the event there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Business Lease, the terms and conditions of this Addendum shall control. The Business Lease and this Addendum shall hereinafter by referred to collectively as the "Lease."

OPTION  TO  PURCHASE

THE PURCHASE PRICE FOR THE ABOVE MENTIONNED PROPERTY IS $550,000.00 (FIVE HUNDRED AND FIFTY THOUSAND DOLLARS). THE LESSEE SHALL HAVE A PERIOD OF TWELVE MONTHS FROM THE EXECUTION DATE OF THIS DOCUMENT TO EXERCISE ITS OPTION TO PURCHASE. THIS NOTICE SHALL BE IN WRITING AND DELIVERED TO THE Lessor within 12 months of the execution of this Lease. It is specifically understood that the lessees shall not have the right to exercise the option to purchase during any period of time that they are in default under any of the terms and conditions of the Lease. The Lessee shall be given a credit of $1,000.00 for each of the first twelve timely lease payments paid to Lessor pursuant to the terms of this lease, for a maximum credit of $12,000.00 which shall be applied towards the above-mentioned purchase price ($550,000.00). If lessor recieves an offer to purchase the leased premisis from a third party during lessee's option to purchase period, lessee shall have the right to exercise lessee's option to purchase at that time. if lessee does not exercise lessee's option to purchase within 7 days of being notified by lessor of a third parties purchase offer, then lessee's option to purchase shall be terminated.

IN WITNESS WHEREOF, the parties have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

Signed,  sealed  and  delivered  in  the  presence  of:

Lessee:
Personally  and  Individually  Guaranteed
/s/  SCOTT  GALLAGHER
Witness  as  to  Lessee:

Lessor:
INVESTMENTS  LIMITED,  Lessor
By:  Chris  Gannon